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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



       August 23, 1995                             Commission File No. 1-11453
       (Date of earliest event reported)


                            AMERICAN FINANCIAL GROUP, INC.



       Incorporated under the laws                                IRS Employer
        of Ohio                                  Identification No. 31-1422526

                                One East Fourth Street
                               Cincinnati, Ohio  45202
                                Phone:  (513) 579-6600
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                            AMERICAN FINANCIAL GROUP, INC.

                                       FORM 8-K


          Item 4.     Changes in Registrant's Certifying Accountant.

                      American Financial Group, Inc. ("Company") was formed on December 9, 1994, to serve as successor to American Premier Underwriters, Inc. ("APU") and as a public holding company for APU and American Financial Corporation following the mergers of these two companies on April 3, 1995. Effective August 23, 1995, pursuant to a recommendation of the Audit Committee of the Company adopted by the Executive Committee of the Company's Board of Directors, the Company engaged the firm of Ernst & Young LLP to be its principal independent accountants for purposes of performing the 1995 audit of the Company's financial statements. The Company has informed its previous principal independent accountants, Deloitte & Touche LLP, of its action. This will enable the Company to better coordinate financial reporting matters with its significant subsidiary (and predecessor for accounting and reporting purposes), American Financial Corporation. Ernst & Young LLP has been the auditor for all major subsidiaries and investees of the American Financial Group, Inc., except American Premier Underwriters, Inc.

                      In connection with the audit of the Corporation's balance sheet as of December 9, 1994 (date of inception) and during the subsequent interim periods, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with Deloitte & Touche LLP, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference in their opinion to the subject matter of the disagreement. The report of Deloitte & Touche LLP on the December 9, 1994 Balance Sheet of the Corporation did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               Exhibit (16)   Letter re: change in certifying accountant






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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       AMERICAN FINANCIAL GROUP, INC.



          August 29, 1995              By:Fred J. Runk
                                          Fred J. Runk
                                          Senior Vice President & Treasurer

















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